TWEEDY, BROWNE FUND INC.

              AMENDMENT TO THE AMENDED AND RESTATED ADMINISTRATION
                                   AGREEMENT

     This Amendment (the "Amendment") is made as of October 24, 2009 by and between TWEEDY, BROWNE FUND INC. (the "Company") and PNC Global Investment Servicing (U.S.) Inc. (formerly PFPC INC.) ("PNC").

                                   BACKGROUND:

    A. The Company and The Boston Company Advisors, Inc. entered into an Amended and Restated Administration Agreement as of December 8, 1993 which agreement was assigned to PNC (as amended or supplemented, the "Administration Agreement").

    B. The Company and PNC desire to amend the Agreement as set forth below.

                                     TERMS:

    The parties hereby agree as follows:

       1. The first paragraph of the Agreement is deleted in its entirety and replaced with the following:

          "THIS AMENDED AND RESTATED ADMINISTRATION AGREEMENT is made as of December 8, 1993 by and between THE BOSTON COMPANY ADVISORS, INC., a Massachusetts corporation ("Boston Advisors"), and TWEEDY, BROWNE FUND INC., a Maryland corporation (the "Company") on behalf of the Tweedy, Browne Global Value Fund, the Tweedy, Browne Value Fund, the Tweedy, Browne Worldwide High Dividend Yield Value Fund and the Tweedy, Browne Global Value Fund II - Currency Unhedged."

       2. Miscellaneous.

          (a) Capitalized terms not defined in this Amendment have their respective meanings as defined in the Agreement.

          (b) As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.


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          (c) The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

          (d) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

          (e) This Amendment shall be governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

                                            PNC GLOBAL INVESTMENT
                                            SERVICING (U.S.) INC.


                                            By:    /s/ Jay F. Nusblatt
                                                   ___________________________

                                            Name:  Jay F. Nusblatt
                                                   ___________________________

                                            Title: Senior Vice President
                                                   ___________________________



                                            TWEEDY, BROWNE FUND INC.


                                            By:    /s/ M. Gervase Rosenberger
                                                   ___________________________

                                            Name:  M. Gervase Rosenberger
                                                   ___________________________

                                            Title: VP and COO
                                                   ___________________________